Exhibit 99.1

Spectral AI Supports Naked Short Selling Inquiry

DALLAS, TX - June 24, 2024 - Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced that it has provided support to Nasdaq and the state securities authorities in Florida, Louisiana and Texas to bring to their attention potential market manipulation of the Company’s common stock, primarily in the form of naked short selling.

This inquiry is being led by Erich Spangenberg, a member of the Board of Directors and the Company’s largest shareholder.

Naked short selling is a practice in which shares are sold without first being borrowed or ensuring that they can be borrowed. This creates an artificial selling pressure and allows traders to artificially drive down prices at the expense of retail investors. The practice is generally illegal pursuant to Securities and Exchange Commission (“SEC”) Regulation SHO.

“As detailed in the Company’s SEC filing today, a simple examination of our shareholder lists we obtained from reliable authorities clearly shows that our public float has been artificially increased by over 40% as a result of what I believe is illegal naked shorting,” said Mr. Spangenberg. “We recognize and appreciate Nasdaq’s commitment to ensuring market transparency and integrity, and its mission to protect the interests of investors. It is in this spirit that we look forward to collaborating with all relevant authorities to address instances of potentially illegal naked short selling in our stock, strengthen compliance, and protect our investors.”

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns and diabetic foot ulcers. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView™ System.  The DeepView™ System is a predictive device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal to change the current standard of care, the DeepView™ System is expected to provide faster and more accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about the DeepView™ System, visit www.spectral-ai.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Investors:

The Equity Group
Devin Sullivan
Managing Director
dsullivan@equityny.com

Conor Rodriguez
Analyst
crodriguez@equityny.com